Exhibit 1.01

QUALCOMM Incorporated
Conflict Minerals Report
Reporting Period: January 1, 2022 – December 31, 2022

We are a global leader in the development and commercialization of foundational technologies for the wireless industry, including 3G (third generation), 4G (fourth generation) and 5G (fifth generation) wireless technologies and processor technologies including high-performance, low-power computing and on-device artificial intelligence (AI) technologies. Our technologies and products are used in mobile devices and other wireless products. Our inventions have helped power the growth in smartphones and other cellular enabled devices. As a connected processor company, we are scaling our innovations using our one technology roadmap to enable the connected intelligent edge (the next generation of smart devices) across industries and applications beyond handsets, including automotive and the internet of things (IoT). In IoT, our inventions have helped power growth in industries and applications such as consumer (including computing, voice and music and XR), edge networking (including mobile broadband and wireless access points) and industrial (including handhelds, retail, transportation and logistics and utilities). In automotive, our connectivity, digital cockpit, and advanced driver assistance (ADAS) and automated driving (AD) platforms (collectively, ADAS/AD) are helping to connect the car to its environment and the cloud, create unique in-cabin experiences and enable a comprehensive assisted and automated driving solution. We derive revenues principally from sales of integrated circuit products, including our Snapdragon® family of highly-integrated, system-based solutions, and licensing of our intellectual property, including patents and other rights.
Qualcomm Incorporated includes our licensing business and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our integrated circuit business. In this document, the words “we,” “our” and “us” refer only to Qualcomm Incorporated, Qualcomm Technologies, Inc. and/or their subsidiaries.
This Conflict Minerals Report (this Report) contains forward-looking statements regarding our business, products and our efforts to mitigate the risk that conflict minerals (as defined below) in our products directly or indirectly finance or benefit armed groups (identified as a perpetrator of serious human rights abuses) in the Democratic Republic of the Congo (the DRC) or an adjoining country (a country that shares an internationally recognized border with the DRC). The DRC and adjoining countries are collectively referred to as the “Covered Countries.” The Covered Countries include Angola, Burundi, Central Africa Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. Words such as “expects,” “intends,” “believes,” “strives” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters that are not historical are forward-looking statements.
Although forward-looking statements in this Report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation: the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate or incomplete; and the risk that smelters or refiners (processing facilities) may not participate in the Responsible Minerals Assurance Process (RMAP), which is a voluntary initiative in which independent third parties audit processing facilities’ procurement and processing activities and determine if the processing facilities maintain sufficient documentation to reasonably demonstrate conflict free sourcing; as well as risks discussed under the heading “Risk Factors” in our most recent Quarterly

Report on Form 10-Q, including those related to our dependence on a limited number of third-party suppliers, the operation and control of our manufacturing facilities, and our being subject to government regulations and policies. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report. Throughout this Report, whenever a reference is made to our website, such reference does not incorporate information from the website by reference into this Report unless specifically identified as such.

Background
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the United States Securities and Exchange Commission (SEC) promulgated a rule (the Final Rule) requiring certain companies with conflict minerals (columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten) that are necessary to the functionality or production of a product manufactured by or for that company to, among other things, disclose annually whether any of those conflict minerals originated in the Covered Countries; and if so, to submit a report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.
The Responsible Business Alliance (RBA) and the Global e-Sustainability Initiative (GeSI) established an initiative that is known as the Responsible Minerals Initiative (RMI). The RMI, which is comprised of over 400 companies from multiple industries, together with the RBA and GeSI, strive to provide companies with tools and resources to make sourcing decisions that improve regulatory compliance and support responsible sourcing from conflict-affected and high-risk areas.
We are a full member of the RBA, have adopted the RBA Code of Conduct and expect all of our direct suppliers to act in accordance with this Code of Conduct. By employing RBA tools and working collaboratively with our peers, we are working to improve transparency and sustainability in the global electronics supply chain. We actively participate in and support responsible sourcing initiatives of the RMI.
We, along with many other companies, rely on the RMI’s RMAP to verify processing facilities as not directly or indirectly financing or benefiting armed groups in the Covered Countries (RMAP-Conformant). The RMI also recognizes responsible sourcing practices of processing facilities that have been accredited by the London Bullion Market Association (LBMA) or certified by the Responsible Jewellery Council (RJC).

Summary
In accordance with the Final Rule, we conducted in good faith a reasonable country of origin inquiry (RCOI) that was reasonably designed to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries or were from recycled or scrap sources.
Based on our RCOI, we believe that some of the necessary conflict minerals used in our products originated in one or more of the Covered Countries (and are not from recycled or scrap sources). Accordingly, we exercised due diligence to determine the source and chain of custody of these conflict minerals. Our due diligence was designed to conform to an internationally recognized due diligence framework, specifically the Organisation for Economic Co-operation and Development (OECD) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas,” 3rd edition (2016) (OECD Guidance).
Following the exercise of our due diligence (which is inherently subject to and limited by our ability to obtain reliable mine or location of origin information for conflict minerals that are used specifically in our products), we have not identified any instances in which our sourcing of necessary conflict minerals directly or indirectly financed or benefitted armed groups in the Covered Countries.

Product Description
Our integrated circuit products are sold to manufacturers that use our products in a broad range of devices, from low-tier, entry-level devices primarily for emerging regions to premium-tier devices, including but not limited to mobile devices, wireless networks, devices used in IoT, broadband gateway equipment, consumer electronic devices and automotive systems for connectivity, digital cockpit and advanced driver assistance and automated driving.
The Snapdragon family of highly-integrated, system-based solutions include the Snapdragon mobile, compute, sound and automotive platforms. Each platform consists of application processors and wireless connectivity capabilities, including our cellular modem that provides core baseband modem functionality for voice and data communications, non-cellular wireless connectivity (such as Wi-Fi and Bluetooth) and global positioning functions. Our Snapdragon application processor functions include CPU, security, graphics, display, audio, video, camera and artificial intelligence (AI). Our CPUs are designed to deliver high levels of compute performance with optimized power consumption. Our Qualcomm® Hexagon™ processors are designed to support a variety of signal processing applications, including AI, audio and sensor processing. Our Qualcomm® Adreno™ graphics processing units are designed to deliver high quality graphics performance for visually rich 3D gaming and user interfaces. In addition to the highly integrated core SoC (system on chip), we also design and supply supporting components, including the RF (radio frequency) transceiver, PM (power management), audio, codecs, speaker amps and additional wireless connectivity integrated circuits. Our portfolio of RF products includes Qualcomm® radio frequency front-end (RFFE) components that are designed to simplify the RF design for 5G front-end, LTE multimode and multiband mobile devices, including sub-6 GHz and millimeter wave devices, to reduce power consumption and to improve radio performance.
Our wireless connectivity products also consist of integrated circuits and system software products for Wi-Fi, Bluetooth and frequency modulation, as well as technologies that support location data and services, including GPS, GLONASS, Galileo, NavIC and BeiDou. Our wireless connectivity products provide additional connectivity for mobile devices, tablets, laptops, XR headsets, voice and music devices, wearable devices, along with other IoT devices and applications, automotive connectivity, digital cockpit, ADAS/AD, utility meters and logistic trackers and industrial sensors.

Description of Supply Chain
During the reporting period, other than for certain of our RFFE modules and RF filter products, we utilized a fabless production model in the manufacturing of our integrated circuits, which means that we did not own or operate foundries for the production of silicon wafers from which our integrated circuits were made. Therefore, we primarily rely on third parties to perform the manufacturing and assembly, and most of the testing, of our integrated circuits based primarily on our proprietary designs and test programs. Our suppliers also are responsible for the procurement of most of the raw materials used in the production of our integrated circuits. Integrated circuits are die cut from silicon wafers that have completed the package assembly and test manufacturing processes. The semiconductor package supports the electrical contacts that connect the integrated circuit to a circuit board. Die cut from silicon wafers are the essential components of all of our integrated circuits and a significant portion of the total integrated circuit cost. We employ both turnkey and two-stage manufacturing models to purchase our integrated circuits. Under the turnkey model, our foundry suppliers are responsible for delivering fully assembled and tested integrated circuits. Under the two-stage manufacturing model, we purchase die in singular or wafer form from semiconductor manufacturing foundries and contract with separate third parties for manufacturing services such as wafer bump, probe, assembly and the majority of our final test requirements.
We primarily used internal fabrication facilities to manufacture certain RFFE modules and RF filter products, and our manufacturing operations consist of front-end and back-end processes. The front-end processes primarily take place at our manufacturing facilities located in Germany and Singapore and involve the imprinting of substrate wafers with the structure and circuitry required for the products to function (also known as wafer fabrication). The back-end processes include the assembly, packaging and test of RFFE modules and RF filter products and their preparation for distribution. Our back-end manufacturing facilities are located in China and Singapore.
Certain materials purchased by our direct suppliers may come directly or indirectly from processing facilities that treat ores, concentrates, slags or secondary materials. Because we do not purchase any materials directly from these processing facilities, we must rely on the information provided by our direct suppliers and the RMI or other industry organizations in order to prepare this Report.

Policy on Responsible Sourcing of Minerals
Our policy on responsible sourcing of minerals communicates the expectation that our direct suppliers obtain materials from environmentally and socially responsible sources, including conflict free sources within the Covered Countries (available at: www.qualcomm.com/conflict-free-minerals).

Reasonable Country of Origin Inquiry
To conduct our RCOI and obtain sourcing information from our direct suppliers, we used the RMI Conflict Minerals Reporting Template (CMRT). We requested this information from 100% of our direct suppliers that may provide necessary conflict minerals in our products to determine whether any of these materials originated in the Covered Countries. We received CMRT responses from 100% of the direct suppliers of our products.
Our RCOI considered the countries of origin information obtained from our direct suppliers as well as RMAP-Conformant processing facilities’ country of origin data available to RMI members. Based on these sources of country of origin information, approximately 7% (17) of the processing facilities reported by our direct suppliers were confirmed as sourcing conflict minerals from the Covered Countries.

Design of Due Diligence
Our due diligence measures have been designed to conform, in all material respects, to the framework provided by the OECD Guidance.
OECD Step 1: Establish Strong Company Management Systems
•We publicly communicate our policy on responsible sourcing of materials on our website.
•We maintain a conflict minerals working group with representation from our finance, government affairs, internal audit, legal, regulatory, quality and supply chain departments, which report on compliance activities to executive management and the Audit Committee of our Board of Directors.
•We include conflict free minerals requirements in purchasing documents to direct suppliers.
•We maintain a public contact form on our website for general inquiries and grievances regarding our conflict minerals program (available at: www.qualcomm.com/cm-contact).
OECD Step 2: Identify and Assess Risk in the Supply Chain

•We use the CMRT to review our direct suppliers’ due diligence activities, such as whether they have a conflict minerals policy, require their own suppliers to source from RMAP-Conformant processing facilities and have a review process that includes corrective action management.
•We use the CMRT to identify conflict minerals processing facilities when reported in our supply chain by our direct suppliers.
•We obtain countries of origin information (when available) for RMAP-Conformant processing facilities by relying on data provided by our direct suppliers and the RMI.
•We conduct periodic on-site and remote assessments of select direct suppliers’ due diligence activities to validate CMRT responses and ensure our supplier requirements are being met.
OECD Step 3: Design and Implement a Strategy to Respond to Risk
•We maintain a conflict minerals risk management plan that sets forth direct supplier risk management strategies ranging from continued procurement to disengagement at the discretion of management.
•We support the development of due diligence practices through participation in RMI working groups.
•We report information on the source and chain of custody of conflict minerals in our supply chain to our conflict minerals working group, executive management and the Audit Committee of our Board of Directors.
OECD Step 4: Third-Party Audit of Processing Facilities’ Due Diligence Practices
•We use the publicly available results of the RMAP, LBMA and RJC third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain.
•We support independent third-party audits of processing facilities through our RMI membership.
OECD Step 5: Report Annually on Supply Chain Due Diligence
•We file a Specialized Disclosure Report on Form SD and Conflict Minerals Report with the SEC on an annual basis. Our Form SD and Conflict Minerals Report are also available on our website.
•We provide information regarding our conflict minerals program on our website.

Description of Due Diligence Performed
Below is a description of the measures we performed for this reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals in our products that may have originated in the Covered Countries.
•We conducted our supply chain survey on 100% of our direct suppliers that may use necessary conflict minerals in our products to determine whether any of these minerals originated in the Covered Countries or were from recycled or scrap sources.
•We determined if the processing facilities reported to us by our direct suppliers adhere to responsible sourcing practices by verifying whether they are RMAP-Conformant.
•We communicated and addressed, with our direct suppliers, instances identified in the CMRT in which our requirements were not met or quality issues were apparent. This communication reinforced our requirements to support the sourcing of materials from conflict free sources within the Covered Countries.

•We conducted a conflict minerals verification assessment of due diligence activities at four integrated circuit direct supplier sites.
•We were members of non-profit and industry initiatives, including the RMI and the International Tin Research Institute Supply Chain Initiative (iTSCi) Programme.
•We reported on program activities to members of executive management and the Audit Committee of our Board of Directors.

Facilities Used to Process the Necessary Conflict Minerals in Our Products
We rely on the good faith efforts of our direct suppliers to provide us with reasonable representations of the processing facilities used to supply the necessary conflict minerals in our products. In the reporting period, 38% of our direct supplier responses represented their supply chain at a company level, 42% at a product level and 20% at a supplier-defined level (e.g., at a divisional or subsidiary level). As such, the list of processing facilities disclosed at the end of this Report may over-represent the number of processing facilities that process the conflict minerals actually contained in our products.
All processing facilities listed in this Report are reported by RMAP status in Table 1 in the section “Table of Conflict Minerals Processing Facilities” at the end of this Report.

Country of Origin of the Necessary Conflict Minerals in Our Products
Based on country of origin information provided by the RMI for RMAP-Conformant processing facilities, countries of origin of the necessary conflict minerals in our products may include: Andorra, Angola, Antigua and Barbuda, Argentina, Armenia, Australia, Austria, Azerbaijan, Bahamas, Bahrain, Bangladesh, Barbados, Belarus, Belgium, Benin, Bolivia, Botswana, Brazil, Bulgaria, Burkina Faso, Burundi, Canada, Cayman Islands, Chile, China, Colombia, Côte d'Ivoire, Croatia, Curacao, Czech Republic, Democratic Republic of the Congo, Denmark, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, French Guiana, Germany, Ghana, Greece, Grenada, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jordan, Kazakhstan, Kenya, Kuwait, Kyrgyzstan, Laos, Latvia, Lebanon, Liberia, Lithuania, Luxembourg, Malaysia, Mali, Malta, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Norway, Oman, Pakistan, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Puerto Rico, Republic of Korea, Romania, Russian Federation, Rwanda, Saint Kitts and Nevis, Saint Vincent and Grenadines, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Sint Maarten, Slovakia, Slovenia, South Africa, Spain, Sudan, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Turks and Caicos, Uganda, Ukraine, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam, Yemen, Zambia, and Zimbabwe.

Our Efforts to Determine the Mine or Location of Origin of the Necessary Conflict Minerals in Our Products
We requested location of mine and location of origin information for the necessary conflict minerals contained in our products from each of our direct suppliers using the CMRT. In some instances, our direct suppliers reported the name or location of the mine. However, many of our direct suppliers were unable to obtain reliable mine or location of origin data for the necessary conflict minerals used in our products.

Steps We Have Taken to Mitigate the Risk that the Necessary Conflict Minerals in Our Products Benefit Armed Groups
We have worked with our direct suppliers on responsible sourcing and have actively participated in responsible sourcing initiatives of the RMI, as we continue to strive towards our goal of having the processing facilities that may supply conflict minerals contained in our products be 100% RMAP-Conformant. Additional information regarding the steps we have taken to mitigate the risk that conflict minerals that may be contained in our products benefit armed groups in the Covered Countries can be found under the sections “Design of Due Diligence” and “Description of Due Diligence Performed” above.
Figure 1 displays the RMAP status of processing facilities for our products in our supply chain from reporting years 2020 through 2022.
Figure 1: 2020-2022 Processing Facilities by RMAP Status

Number of processing Facilities
300
250
200
150
100
50
0
4
7
4
22
241
237
213
2020
2021
2022
RMAP-Conformant
RMAP-Non-Conformant
RMAP-Active

Note: RMAP-Conformant processing facilities are audited and found conformant with the relevant RMAP standard and include processing facilities currently undergoing a re-audit or processing facilities certified by the LBMA or RJC. RMAP-Active processing facilities have committed to undergo an RMAP audit but are not yet conformant. RMAP-Non-Conformant processing facilities meet or have met the definition of a smelter or refiner but have been found non-conformant or are unable to be assessed with the relevant RMAP standard.
Note: The increase in RMAP-Non-Conformant processing facilities in 2022 is largely due to (i) certain processing facilities being located in the Russian Federation, where RMI due diligence could not be conducted, and (ii) certain processing facilities withdrawing from RMAP due to resource constraints, the cost of audit and complexity of requirements. The majority of the facilities reported as RMAP-Non-Conformant for 2022 were reported by our direct suppliers as RMAP-Conformant for 2021.

Steps We Will Take to Mitigate the Risk that the Necessary Conflict Minerals in Our Products Benefit Armed Groups
During reporting year 2023, we intend to conduct the following due diligence activities to continue to mitigate the risk that the necessary conflict minerals in our products directly or indirectly finance or benefit armed groups in the Covered Countries:
1.Engage with direct suppliers, processing facilities and the RMI to encourage Non-Participating processing facilities to become RMAP-Conformant;
2.Strive to use only direct suppliers that source from RMAP-Conformant processing facilities for our products;
3.Conduct on-site verification assessments of certain suppliers’ due diligence activities;
4.Conduct due diligence on new businesses acquired to assess the risk of conflict minerals in the acquired businesses’ supply chain; and
5.Participate in the following industry coalitions’ and non-governmental organizations’ efforts to support the responsible sourcing of minerals: RBA, RMI and the International Tin Association.

Table of Conflict Minerals Processing Facilities
The processing facilities listed in Table 1 are processing facilities reported by our direct suppliers during the reporting period.
Table 1. Processing Facilities as of January 31, 2023

Metal	Processing Facility Name	Processing Facility Country
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Safimet S.p.A*	ITALY
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Bangalore Refinery	INDIA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Italpreziosi	ITALY
Gold	8853 S.p.A.*	ITALY
Gold	L'Orfebre S.A.	ANDORRA
Gold	SAAMP	FRANCE
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Remondis PMR B.V.	NETHERLANDS
Gold	T.C.A S.p.A	ITALY
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Singway Technology Co., Ltd.*	TAIWAN

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Western Australia Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Royal Canadian Mint	CANADA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	MKS PAMP SA	SWITZERLAND
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Mitsui Kinzoku Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Metalurgica Met-Mex Penoles S.A. de C.V	MEXICO
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Materion	UNITED STATES
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES

Gold	Kazzinc	KAZAKHSTAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Ltd.	UNITED STATES
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Japan Mint	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Heraeus Germany GmbH & Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Chugai Mining	JAPAN
Gold	Chimet S.p.A.	ITALY
Gold	Cendres + Metaux S.A.*	SWITZERLAND
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Aurubis AG	GERMANY
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Advanced Chemical Company	UNITED STATES
Gold	C.I Metales Procesados Industriales SAS**	COLOMBIA
Gold	Marsam Metals*	BRAZIL
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	OJSC Krastsvetmet*	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Taniobis Japan Co., Ltd.	JAPAN
Tantalum	Materion Newton Inc.	UNITED STATES
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY
Tantalum	Taniobis GmbH	GERMANY
Tantalum	Taniobis Co., Ltd.	THAILAND
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Ximei Resources (Guangdong) Limited	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Tin Technology & Refining	UNITED STATES
Tin	PT Bangka Serumpun	INDONESIA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	Aurubis Berango	SPAIN
Tin	Aurubis Beerse	BELGIUM
Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CV Venus Inti Perkasa**	INDONESIA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	White Solder Metalurgica e Mineracao Ltda.	BRAZIL
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	Thaisarco	THAILAND
Tin	Rui Da Hung	TAIWAN
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	Operaciones Metalurgics S.A.	BOLIVIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Minsur	PERU
Tin	Toboca/ Paranapenema	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Fenix Metals	POLAND
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	EM Vinto	BOLIVIA
Tin	Dowa Metaltech Co., Ltd.	JAPAN
Tin	Alpha	UNITED STATES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Super Ligas**	BRAZIL
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Moliren Ltd.*	RUSSIAN FEDERATION
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen H.C.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	WBH	AUSTRIA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.**	BRAZIL
Tungsten	JSC "Kirovgrad Hard Alloys Plant"*	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
*Denotes processing facilities that are RMAP-Non-Conformant
**Denotes processing facilities that are RMAP-Active